SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  December 11, 2002

Credit Suisse First Boston Mortgage Securities Corp.,
CSFB Series 2002-AR28,
Mortgage-Backed Pass-Through Certificates, Series 2002-AR28

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)
Delaware	333-61840	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of October 1, 2002 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), DLJ Mortgage Capital, Inc. as a seller (in such capacity, a “Seller”), GreenPoint Mortgage Funding, Inc. in its capacity as a seller (in such capacity a “Seller”), Chase Manhattan Mortgage Corporation in its capacity as master servicer (in such capacity, the “Master Servicer”), Washington Mutual Mortgage Securities Corp., in its capacity as a seller (in such capacity a “Seller”) and in its capacity as a servicer (in such capacity, a “Servicer”), Fairbanks Capital Corp., in its capacity as a servicer (in such capacity, a “Servicer”) and as special servicer (in such capacity, the “Special Servicer”), Bank One, National Association, as trustee (the “Trustee”) and JPMorgan Chase Bank, as trust administrator (the “Trust Administrator”).  The Certificates were issued on October 30, 2002.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of October 1, 2002, by and among the Company, the Sellers, the Servicers, the Special Servicer, the Master Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 11, 2002.

CREDIT SUISSE FIRST BOSTON MORTGAGE

SECURITIES CORP.

By:___ /s/ John P. Graham

Name: John Graham

Title:   Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of October 1, 2002,

by and among the Company, the Seller, the Servicers, the Master Servicer, the Special Servicer, the Trustee and the Trust Administrator.

EXHIBIT 99.1